UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2022 (February 24, 2022)

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648
(Address of Principal Executive Offices)	(Zip Code)

(609) 896-9100

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

On February 24, 2022, Celsion Corporation, a Delaware corporation (“Celsion”), filed a Certificate of Amendment to Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), to effectuate a reverse stock split of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”), at an exchange ratio of 15-to-1 (the “Reverse Stock Split”). The number of authorized shares of Common Stock outstanding immediately after the Reverse Stock Split (“New Common Stock”) will remain at 112,500,000 shares. The Reverse Stock Split will be effective as of 4:00 p.m. ET on Monday, February 28, 2022.

As disclosed at Item 5.07 below, the Company held a Special Meeting of Stockholders on February 24, 2022 (the “Special Meeting”) at which a quorum was present. At the Special Meeting, the stockholders approved the amendment to the Certificate of Incorporation in order to effect the Reverse Stock Split at an exchange ratio within the range of 7-1, 10-1, 12-1 or 15-1, as determined by the Company’s Board of Directors (the “Board”). The Board on February 24, 2022 approved the exchange ratio of 15-to-1.

As a result of the Reverse Stock Split, every 15 shares of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will be combined and converted into one share of New Common Stock without any change in the par value per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fraction of one share of New Common Stock as a result of the Reverse Stock Split will instead receive an amount in cash equal to such fraction multiplied by the closing sale price of Common Stock on The NASDAQ Capital Market on February 28, 2022, as adjusted for the Reverse Stock Split.

The amount of the Company’s outstanding convertible preferred stock were not affected by the Reverse Stock Split. However, the number of shares of Common Stock into which the outstanding convertible preferred stock is convertible will be adjusted proportionately as a result of the Reverse Stock Split. All outstanding RSUs, stock options, warrants and rights to purchase shares of Common Stock will also be adjusted proportionately.

The above description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2022 the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference, to effect the Reverse Stock Split and maintain the number of authorized shares of New Common Stock at 112,500,000 shares.

The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Special Meeting on February 24, 2022, the following actions were taken. The proposals below are described in detail in the Company’s definitive proxy statement for the Special Meeting dated January 25, 2022.

Proposal No. 1

The proposal to amend the Company’s Certificate of Incorporation, as amended, to effect a reverse stock split at an exchange ratio within a range of 7-1, 10-1, 12-1 or 15-1, the exact exchange ratio to be determined by the Board of Directors in its discretion, and to maintain the number of authorized shares of Common Stock effective immediately after the Reverse Stock Split at the current level of 112,500,000 shares was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
1,891,692,969	401,966,713	9,903,891	N/A

Proposal No. 2

The proposal to approve any adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve Proposal No. 1 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
26,490,672	9,807,518	781,867	N/A

Only the holders of common stock were eligible to vote on Proposal 2.

Item 8.01 Other Events

On February 28, 2022, the Company issued a press release announcing the results of the vote at the Special Meeting and the Board’s selection of 15-to-1 as the exchange ratio for the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Celsion Corporation
99.1	Press Release of Celsion Corporation dated February 28, 2022 announcing the exchange ratio of the Reverse Stock Split
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: February 28, 2022	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President
and Chief Financial Officer